Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211
Phone 913 696 6100 Fax 913 696 6116
News Release

YRC Worldwide Reports Second Quarter Results

Regionals Deliver another Solid Quarter

YRC Freight Completes Network Optimization

OVERLAND PARK, Kan., August 7, 2013 — YRC Worldwide Inc. (NASDAQ: YRCW) today reported financial results for the second quarter 2013.

Consolidated operating revenue for the second quarter ending June 30, 2013 was $1.243 billion, or 0.7% lower than the $1.251 billion reported in the second quarter of 2012 and consolidated operating income decreased slightly from $15.5 million to $14.3 million, or by $1.2 million. Operating income in 2013 included a $1.3 million loss on asset disposals compared to $6.5 million gain on asset disposals in 2012.

The company reported, on a non-GAAP basis, adjusted EBITDA for the second quarter of 2013 of $74.7 million, a $4.6 million improvement over the $70.1 million adjusted EBITDA reported for the second quarter of 2012 (as detailed in the reconciliation below). Included in adjusted EBITDA for the second quarter of 2013 is a $6.3 million charge related to the network optimization that was implemented at YRC Freight in May 2013.

“As we move through 2013, we continue to make steady progress on our long-term objective of regaining a leadership position in the LTL industry. In the second quarter, we paved the way for future success by making investments in newly leased tractors and trailers, completing the rollout of mobile handheld productivity devices for our city drivers, and completing the second largest network optimization in YRC Freight history,” said YRC Worldwide CEO James Welch. “While the Regionals continue to excel in their markets, YRC Freight faced some headwinds during the implementation of the network optimization plan. We recorded a one-time charge of $6.3 million related to the network optimization, which is a small investment in what we anticipate will be approximately $25 to $30 million in annual savings,” added Welch.

“As we have said before, 2012 was a year of progress and 2013 is the year of performance, and we continue to deliver on that performance. Going forward, we remain focused on delivering incremental productivity improvements, consistent service and equally strong operational results. We are confident in the position of our company and believe we have opportunity to grow the business, improve profitability and deliver high-quality service for our customers,” stated Welch.

“Additionally, we continue to see positive results from the safety initiatives we started in late 2011. The overall frequency of our workers’ compensation claims is continuing to decline while we also continue to settle more claims than are filed. The net result is a reduction in the number of open claims and a reduction in our associated liabilities and outstanding letters of credit supporting these programs. In the second quarter alone, we were able to decrease our outstanding letters of credit by $43 million or 10% from $429 million to $386 million,” said Welch.

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Key Segment Information – second quarter 2013 compared to second quarter 2012

YRC Freight	2013	2012	Percent Change
Operating revenues (in millions)	$797.6	$821.1	(2.9)%
Operating loss (in millions)	(8.5)	(5.1)	(66.7)%
Operating ratio	101.1	100.6	(0.5	)pp
Total tonnage per day (in thousands)	26.71	27.72	(3.6)%
Total shipments per day (in thousands)	46.12	48.41	(4.7)%
Revenue per hundredweight	$23.32	$23.24	0.4%
Revenue per shipment	$270	$266	1.5%

Regional Transportation	2013	2012	Percent Change
Operating revenues (in millions)	$444.9	$429.8	3.5%
Operating income (in millions)	25.2	22.9	10.0%
Operating ratio	94.3	94.7	0.4	pp
Total tonnage per day (in thousands)	30.79	30.42	1.2%
Total shipments per day (in thousands)	42.35	41.25	2.7%
Revenue per hundredweight	$11.30	$11.12	1.5%
Revenue per shipment	$164	$164	0.1%

YRC Freight reported an operating loss of $8.5 million in the second quarter of 2013 and reported an operating ratio of 101.1, which is a slight decrease over the second quarter of 2012. “In May 2013, we implemented the second largest network optimization plan in the history of our company,” stated Jeff Rogers, president of YRC Freight. “During implementation, our execution was hampered due to increased shipment volumes we were experiencing at the time. Service, operations and financial results were adversely affected as a consequence. The good news is, the optimization will increase density in the network, result in fewer touches of shipments, increase load averages and reduce linehaul miles. The great news is, the change is complete, service is moving back to pre-change levels, and this is absolutely in the best interest of our customers and our long-term success,” said Rogers.

“Our Regional carriers continue to perform at market levels,” stated Welch. “For the second quarter of 2013, our Regional group reported operating income of $25.2 million, a 10.0% increase over the same period in 2012, and delivered a 94.3 operating ratio for the quarter. With each passing quarter, they continue to execute on their long-term strategies by growing top-line revenue, providing industry-leading customer service, increasing their operational efficiencies, and increasing profitability and operating income as a result. Once again, Holland, Reddaway and New Penn employees delivered exceptional performance, and I applaud them for their efforts,” Welch said.

Liquidity

At June 30, 2013, the company’s liquidity, including cash, cash equivalents and availability under its $400 million asset-based loan facility (ABL), was $218.7 million. The ABL borrowing base was $378.9 million as of June 30, 2013. As a comparison, the company’s liquidity, including cash, cash equivalents and availability under its ABL, was $248.7 million of cash, cash equivalents and ABL availability at June 30, 2012. For the six months ended June 30, 2013, cash used in operating activities was $18.2 million as compared to $16.6 million for the six months ended June 30, 2012.

“We were able to slightly improve liquidity during the second quarter despite increased cash outflows for capital expenditures, non-union pension payments, and unemployment tax payments. Our operational improvements and focus on working capital management continue to provide us with sufficient liquidity,” stated Jamie Pierson, chief financial officer of YRC Worldwide.

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Other

“As everyone is aware, we have a couple of debt maturities in early and late 2014 and then again in early 2015. Even though the bulk of the maturities are literally over a year away, we recently retained Credit Suisse, in combination with our financial advisor, The MAEVA Group, to assist us in developing a broad range of refinancing and recapitalization options. In order to accomplish any such transaction, we have a number of constituents to consider and we are currently in the process of evaluating all alternatives,” said Pierson.

Review of Financial Results

YRC Worldwide Inc. will host a conference call with the investment community today, Wednesday, August 7, 2013, beginning at 9:30 a.m. ET, 8:30 a.m. CT. The call will be available to listeners as a live webcast and as a replay via the YRC Worldwide website yrcw.com.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals and certain other items, including restructuring professional fees and results of permitted dispositions and discontinued operations as defined in the company’s credit facilities. Adjusted EBITDA is used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses adjusted EBITDA to measure compliance with financial covenants in the company’s credit facilities. Free cash flow and adjusted free cash flow are non-GAAP measures that reflect the company’s operating cash flow minus gross capital expenditures and operating cash flow minus gross capital expenditures, excluding the restructuring professional fees included in operating cash flow, respectively. However, these financial measures should not be construed as better measurements than operating cash flow, net income or earnings per share, as defined by generally accepted accounting principles (GAAP).

Adjusted EBITDA has the following limitations:

•

Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to fund restructuring professional fees, letter of credit fees, service interest or principal payments on our outstanding debt;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements;

•

Equity-based compensation is an element of our long-term incentive compensation program, although adjusted EBITDA excludes certain employee equity-based compensation expense when presenting our ongoing operating performance for a particular period;

•

Adjusted free cash flow excludes the cash usage by the company’s restructuring professional fees, debt issuance costs, equity issuance costs and principal payments on our outstanding debt and the resulting reduction in the company’s liquidity position from those cash outflows;

•	Other companies in our industry may calculate adjusted EBITDA differently than we do, limiting their usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA, free cash flow and adjusted free cash flow should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using adjusted EBITDA, free cash flow and adjusted free cash flow as a secondary measure. The company has provided reconciliations of its non-GAAP measures, adjusted EBITDA, free cash flow and adjusted free cash flow, to GAAP operating income (loss) within the supplemental financial information in this release.

* * * * *

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Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation) our ability to generate sufficient cash flows and liquidity to fund operations and satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our substantial indebtedness and lease and pension funding requirements; the pace of recovery in the overall economy, including (without limitation) customer demand in the retail and manufacturing sectors; the success of our management team in implementing its strategic plan and operational and productivity improvements, including (without limitation) our continued ability to meet high on-time and quality delivery performance standards, and the impact of those improvements to meet our future liquidity and profitability; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; potential increase in our operating lease obligations resulting from our decision to defer the purchase of new revenue equipment; changes in equity and debt markets; inclement weather; price and availability of fuel; sudden changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; competition and competitive pressure on service and pricing; expense volatility, including (without limitation) volatility due to changes in rail service or pricing for rail service; our ability to comply and the cost of compliance with federal, state, local and foreign laws and regulations, including (without limitation) laws and regulations for the protection of employee safety and health and the environment; terrorist attack; labor relations, including (without limitation) the continued support of our union employees with respect to our strategic plan, the impact of work rules, work stoppages, strikes or other disruptions, our obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction; the impact of claims and litigation to which we are or may become exposed; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

* * * * *

About YRC Worldwide

YRC Worldwide Inc., a Fortune 500 company headquartered in Overland Park, Kan., is the holding company for a portfolio of successful companies including YRC Freight, YRC Reimer, Holland, Reddaway, and New Penn, and provides China-based services through its JHJ joint venture. YRC Worldwide has one of the largest, most comprehensive less-than-truckload (LTL) networks in North America with local, regional, national and international capabilities. Through its team of experienced service professionals, YRC Worldwide offers industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence. Please visit www.yrcw.com for more information.

Follow YRC Worldwide on Twitter: http://twitter.com/yrcworldwide

Investor Contact:	Stephanie Fisher
913-696-6108
investor@yrcw.com

Media Contact:	Suzanne Dawson
LAK Public Relations, Inc.
212-329-1420
sdawson@lakpr.com

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CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	June 30, 2013	December 31, 2012
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$165.9	$208.7
Restricted amounts held in escrow	7.2	20.0
Accounts receivable, net	524.6	460.1
Prepaid expenses and other	92.4	85.3

Total current assets	790.1	774.1

PROPERTY AND EQUIPMENT:
Cost	2,852.7	2,869.0
Less - accumulated depreciation	(1,707.6)	(1,677.6)

Net property and equipment	1,145.1	1,191.4

OTHER ASSETS:
Intangibles, net	89.3	99.2
Restricted amounts held in escrow	102.5	102.5
Other assets	45.5	58.3

Total assets	$2,172.5	$2,225.5

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$174.3	$162.0
Wages, vacations, and employees’ benefits	229.2	190.9
Other current and accrued liabilities	205.2	233.2
Current maturities of long-term debt	75.9	9.1

Total current liabilities	684.6	595.2

OTHER LIABILITIES:
Long-term debt, less current portion	1,290.3	1,366.3
Pension and postretirement	525.2	548.8
Claims and other liabilities	313.9	344.3
Commitments and contingencies

SHAREHOLDERS’ DEFICIT:
Preferred stock, $1.00 par value per share	—	—
Common stock, $0.01 par value per share	0.1	0.1
Capital surplus	1,948.5	1,926.5
Accumulated deficit	(2,110.2)	(2,070.6)
Accumulated other comprehensive loss	(387.2)	(392.4)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total shareholders’ deficit	(641.5)	(629.1)

Total liabilities and shareholders’ deficit	$2,172.5	$2,225.5

STATEMENTS OF CONSOLIDATED COMPREHENSIVE LOSS

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months		Six Months
	2013	2012	2013	2012
OPERATING REVENUE	$1,242.5	$1,250.8	$2,405.0	$2,445.1

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	717.5	723.9	1,398.5	1,428.8
Operating expenses and supplies	285.8	285.8	553.6	579.0
Purchased transportation	125.7	126.3	240.6	245.9
Depreciation and amortization	43.5	45.7	87.1	94.8
Other operating expenses	54.4	60.1	104.2	128.0
(Gains) losses on property disposals, net	1.3	(6.5)	(3.2)	1.8

Total operating expenses	1,228.2	1,235.3	2,380.8	2,478.3

OPERATING INCOME (LOSS)	14.3	15.5	24.2	(33.2)

NONOPERATING (INCOME) EXPENSES:
Interest expense	41.9	41.6	81.1	77.9
Other, net	(2.5)	(2.7)	(2.8)	(3.0)

Nonoperating expenses, net	39.4	38.9	78.3	74.9

LOSS BEFORE INCOME TAXES	(25.1)	(23.4)	(54.1)	(108.1)
INCOME TAX BENEFIT	(10.0)	(0.8)	(14.5)	(3.9)

NET LOSS	(15.1)	(22.6)	(39.6)	(104.2)
LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	—	—	—	3.9

NET LOSS ATTRIBUTABLE TO YRC WORLDWIDE INC.	(15.1)	(22.6)	(39.6)	(108.1)
OTHER COMPREHENSIVE INCOME, NET OF TAX	2.1	0.5	5.2	6.2

COMPREHENSIVE LOSS ATTRIBUTABLE TO YRC WORLDWIDE INC.	$(13.0)	$(22.1)	$(34.4)	$(101.9)

AVERAGE COMMON SHARES OUTSTANDING-BASIC AND DILUTED	8,784	7,036	8,583	6,965

BASIC AND DILUTED LOSS PER SHARE	$(1.72)	$(3.21)	$(4.62)	$(15.52)

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Six Months Ended June 30

(Amounts in millions)

(unaudited)

	2013	2012
OPERATING ACTIVITIES:
Net loss	$(39.6)	$(104.2)
Noncash items included in net loss:
Depreciation and amortization	87.1	94.8
Paid-in-kind interest on Series A Notes and Series B Notes	16.1	14.9
Amortization of deferred debt costs	3.3	2.5
Equity based compensation expense	4.0	2.1
Deferred income tax benefit, net	(0.8)	—
(Gains) losses on property disposals, net	(3.2)	1.8
Other noncash items, net	3.1	(3.1)
Changes in assets and liabilities, net:
Accounts receivable	(65.5)	(33.5)
Accounts payable	5.5	14.2
Other operating assets	0.4	0.5
Other operating liabilities	(28.6)	(6.6)

Net cash used in operating activities	(18.2)	(16.6)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(39.1)	(30.7)
Proceeds from disposal of property and equipment	4.2	21.1
Receipts from restricted escrow, net	12.8	13.3
Other	1.8	2.4

Net cash (used in) provided by investing activities	(20.3)	6.1

FINANCING ACTIVITIES:
Issuance of long-term debt	0.3	45.0
Repayment of long-term debt	(4.6)	(13.1)
Debt issuance costs	—	(5.1)

Net cash (used in) provided by financing activities	(4.3)	26.8

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(42.8)	16.3
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	208.7	200.5

CASH AND CASH EQUIVALENTS, END OF PERIOD	$165.9	$216.8

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(57.2)	$(60.3)
Income tax refund, net	11.8	8.7

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Three Months			Six Months
	2013	2012	%	2013	2012	%
Operating revenue:
YRC Freight	$797.6	$821.1	(2.9)	$1,551.4	$1,610.2	(3.7)
Regional Transportation	444.9	429.8	3.5	853.6	831.8	2.6
Other, net of eliminations	—	(0.1)		—	3.1

Consolidated	1,242.5	1,250.8	(0.7)	2,405.0	2,445.1	(1.6)

Operating income (loss):
YRC Freight	(8.5)	(5.1)		(6.1)	(61.2)
Regional Transportation	25.2	22.9		37.2	34.4
Corporate and other	(2.4)	(2.3)		(6.9)	(6.4)

Consolidated	$14.3	$15.5		$24.2	$(33.2)

Operating ratio:
YRC Freight	101.1%	100.6%		100.4%	103.8%
Regional Transportation	94.3%	94.7%		95.6%	95.9%
Consolidated	98.8%	98.8%		99.0%	101.4%

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION

As of June 30, 2013	Par Value	Premium/ (Discount)	Book Value
Restructured term loan	$298.7	$52.7	$351.4
ABL facility – Term A - (capacity $175M; borrowing base $157.8M; availability $52.8M)	105.0	(3.5)	101.5
ABL facility – Term B - (capacity $221.1M; borrowing base $221.1M; availability $0)	221.1	(6.3)	214.8
Series A Notes	169.3	(23.2)	146.1
Series B Notes	79.0	(16.9)	62.1
6% convertible senior notes	69.4	(3.9)	65.5
Pension contribution deferral obligations	124.6	(0.3)	124.3
Lease financing obligations	300.2	—	300.2
Other	0.3	—	0.3

Total debt	$1,367.6	$(1.4)	$1,366.2

As of December 31, 2012	Par Value	Premium/ (Discount)	Book Value
Restructured term loan	$298.7	$67.6	$366.3
ABL facility – Term A - (capacity $175M; borrowing base $147.6M; availability $42.6M)	105.0	(4.8)	100.2
ABL facility – Term B - (capacity $222.2M; borrowing base $222.2M; availability $0)	222.2	(8.5)	213.7
Series A Notes	161.2	(27.8)	133.4
Series B Notes	91.5	(25.4)	66.1
6% convertible senior notes	69.4	(6.3)	63.1
Pension contribution deferral obligations	125.8	(0.4)	125.4
Lease financing obligations	306.9	—	306.9
Other	0.3	—	0.3

Total debt	$1,381.0	$(5.6)	$1,375.4

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions)

(Unaudited)

	Three Months		Six Months
	2013	2012	2013	2012
Reconciliation of operating income (loss) to adjusted EBITDA:
Operating income (loss)	$14.3	$15.5	$24.2	$(33.2)
Depreciation and amortization	43.5	45.7	87.1	94.8
(Gains) losses on property disposals, net	1.3	(6.5)	(3.2)	1.8
Letter of credit expense	8.9	9.6	17.8	17.5
Restructuring professional fees	1.5	2.5	2.8	3.0
Permitted dispositions and other	(0.2)	(0.2)	(0.1)	(2.1)
Equity based compensation expense	3.0	1.0	4.0	2.1
Other nonoperating, net	2.4	2.5	2.8	1.5

Adjusted EBITDA	$74.7	$70.1	$135.4	$85.4

	Three Months		Six Months
	2013	2012	2013	2012
Adjusted EBITDA by segment:
YRC Freight	$30.0	$27.9	$63.6	$18.3
Regional Transportation	42.5	40.7	71.5	69.8
Corporate and other	2.2	1.5	0.3	(2.7)

Adjusted EBITDA	$74.7	$70.1	$135.4	$85.4

	Three Months		Six Months
	2013	2012	2013	2012
Reconciliation of adjusted EBITDA to adjusted free cash flow (deficit):
Adjusted EBITDA	$74.7	$70.1	$135.4	$85.4
Total restructuring professional fees	(1.5)	(2.5)	(2.8)	(3.0)
Cash paid for interest	(28.7)	(28.8)	(57.2)	(60.3)
Cash paid for letter of credit fees	(9.0)	(9.5)	(15.0)	(19.1)
Working capital cash flows excluding income tax, net	(37.0)	(29.7)	(90.4)	(28.3)

Net cash used in operating activities before income taxes	(1.5)	(0.4)	(30.0)	(25.3)
Cash (paid) received from income taxes, net	(2.8)	0.9	11.8	8.7

Net cash provided by (used in) operating activities	(4.3)	0.5	(18.2)	(16.6)
Acquisition of property and equipment	(21.9)	(15.6)	(39.1)	(30.7)
Total restructuring professional fees	1.5	2.5	2.8	3.0

Adjusted free cash flow (deficit)	$(24.7)	$(12.6)	$(54.5)	$(44.3)

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions)

(Unaudited)

	Three Months		Six Months
YRC Freight segment	2013	2012	2013	2012
Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(8.5)	$(5.1)	$(6.1)	$(61.2)
Depreciation and amortization	27.9	29.8	55.9	62.4
(Gains) losses on property disposals, net	1.0	(6.3)	(3.5)	1.7
Letter of credit expense	7.2	7.7	14.6	14.3
Other nonoperating, net	2.4	1.8	2.7	1.1

Adjusted EBITDA	$30.0	$27.9	$63.6	$18.3

	Three Months		Six Months
Regional Transportation segment	2013	2012	2013	2012
Reconciliation of operating income to adjusted EBITDA:
Operating income	$25.2	$22.9	$37.2	$34.4
Depreciation and amortization	15.6	15.9	31.1	31.8
Losses on property disposals, net	0.1	0.2	0.1	0.6
Letter of credit expense	1.6	1.7	3.0	3.0
Other nonoperating, net	—	—	0.1	—

Adjusted EBITDA	$42.5	$40.7	$71.5	$69.8

	Three Months		Six Months
Corporate and other segment	2013	2012	2013	2012
Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(2.4)	$(2.3)	$(6.9)	$(6.4)
Depreciation and amortization	—	—	0.1	0.6
(Gains) losses on property disposals, net	0.2	(0.4)	0.2	(0.5)
Equity based compensation expense	3.0	1.0	4.0	2.1
Letter of credit expense	0.1	0.2	0.2	0.2
Restructuring professional fees	1.5	2.5	2.8	3.0
Permitted dispositions and other	(0.2)	(0.2)	(0.1)	(2.1)
Other nonoperating, net	—	0.7	—	0.4

Adjusted EBITDA	$2.2	$1.5	$0.3	$(2.7)

YRC Worldwide Inc.

Segment Statistics

	YRC Freight
	2Q13	2Q12	1Q13	Y/Y % (b)	Sequential % (b)
Workdays	64.0	63.5	62.5

Total picked up revenue (in millions) (a)	$797.5	$818.0	$756.9	(2.5)	5.4
Total tonnage (in thousands)	1,710	1,760	1,605	(2.9)	6.5
Total tonnage per day (in thousands)	26.71	27.72	25.69	(3.6)	4.0
Total shipments (in thousands)	2,952	3,074	2,764	(4.0)	6.8
Total shipments per day (in thousands)	46.12	48.41	44.23	(4.7)	4.3
Total revenue/cwt.	$23.32	$23.24	$23.57	0.4	(1.1)
Total revenue/shipment	$270	$266	$274	1.5	(1.3)
Total weight/shipment (in pounds)	1,159	1,145	1,162	1.2	(0.3)

Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$797.6	$821.1	$753.8
Change in revenue deferral and other	(0.1)	(3.1)	3.1

Total picked up revenue	$797.5	$818.0	$756.9

	Regional Transportation
	2Q13	2Q12	1Q13	Y/Y % (b)	Sequential % (b)
Workdays	64.0	63.5	62.5

Total picked up revenue (in millions) (a)	$445.1	$429.8	$409.0	3.6	8.8
Total tonnage (in thousands)	1,970	1,932	1,831	2.0	7.6
Total tonnage per day (in thousands)	30.79	30.42	29.30	1.2	5.1
Total shipments (in thousands)	2,710	2,619	2,480	3.5	9.3
Total shipments per day (in thousands)	42.35	41.25	39.68	2.7	6.7
Total revenue/cwt.	$11.30	$11.12	$11.17	1.5	1.2
Total revenue/shipment	$164	$164	$165	0.1	(0.4)
Total weight/shipment (in pounds)	1,454	1,475	1,477	(1.4)	(1.5)

Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$444.9	$429.8	$408.7
Change in revenue deferral and other	0.2	0.0	0.3

Total picked up revenue	$445.1	$429.8	$409.0

(a)	Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods.
(b)	Percent change based on unrounded figures and not rounded figures presented.